Exhibit 5.2

June 13, 2014

ONE Gas, Inc.

100 West Fifth Street

Tulsa, OK 74103

RE:	ONE Gas, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ONE Gas, Inc., an Oklahoma corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) debt securities (the “Debt Securities”), in one or more series, which may be senior debt securities issued under the indenture, dated as of January 27, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement (the “Senior Indenture”), or may be subordinated debt securities issued under a subordinated indenture between the Company and U.S. Bank National Association, as trustee (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures” and each, individually, an “Indenture”); (ii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iii) stock purchase contracts for the purchase of Company securities or securities of an entity affiliated or unaffiliated with the Company, a basket of such securities or any combination thereof (the “Stock Purchase Contracts”) obligating the Company to sell to holders, on specified dates, such securities, at a specified price, which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and a purchase contract agent or agents to be named (the “Purchase Contract Agents”); (iv) stock purchase contract units (the “Units”) that consist of (a) a Stock Purchase Contract and (b) Debt Securities, Preferred Stock (as defined below) or U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a Stock Purchase Contract, which may be issued under one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and an

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June 13, 2014

agent or agents to be named (the “Unit Agents”); (v) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (vi) public receipts for depositary shares, each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and a bank or trust company to be named (the “Deposit Agent”); and (vii) warrants (the “Warrants”) to purchase Debt Securities, shares of Common Stock, shares of Preferred Stock or units of two or more of these types of securities pursuant to one or more warrant agreements proposed to be entered into between the Company and one or more warrant agents to be named. The Debt Securities, Common Stock, Stock Purchase Contracts, Units, Preferred Stock, Depositary Shares and Warrants, are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following: (i) the Registration Statement relating to the Offered Securities and (ii) the Senior Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have assumed that the Company is and has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of Oklahoma and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Oklahoma) other than the laws of the United States of America and the State of New York in connection with the transactions contemplated by the Senior Indenture and any supplemental indenture thereto, the Subordinated Indenture and any supplemental indenture thereto, the Stock Purchase Contracts, the Purchase Contract Agreements, the Unit Agreements, the Deposit Agreements and the Registration Statement. We have also assumed that each of the Senior Indenture and any supplemental indenture thereto, the Subordinated Indenture and any supplemental indenture thereto, the Purchase Contracts Agreements, the Unit

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June 13, 2014

Agreements and the Deposit Agreements has been or will be duly authorized, executed and delivered by the Trustee, Purchase Contract Agents, Unit Agents or Deposit Agent, as the case may be, and that any Debt Securities, Stock Purchase Contracts and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Purchase Contract Agent or Unit Agent as the case may be.

We have assumed that the choice of New York law to govern the Senior Indenture and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Subordinated Indenture and any supplemental indenture thereto, the Stock Purchase Contracts, the Purchase Contract Agreements, the Unit Agreements and the Deposit Agreements, that such choice in each case is a valid and legal provision and that the Subordinated Indenture and any supplemental indenture thereto, the Stock Purchase Contracts, the Purchase Contract Agreements, the Unit Agreements and the Deposit Agreements will contain all provisions required under the laws of the State of Oklahoma in respect of contracts for the sale of securities issued by an Oklahoma corporation. We have also assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency.

We do not express any opinion with respect to the laws of any jurisdiction other than those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.

With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (i) the Registration Statement has become effective under the Act and the applicable Indenture and any supplemental indenture related to such Offered Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has

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June 13, 2014

been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Indenture, if not already duly authorized, executed and delivered, and any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation of the Company, as then in effect (the “Certificate of Incorporation”), or the Amended and Restated Bylaws of the Company, as then in effect (the “Bylaws”), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Units, Preferred Stock, Depositary Shares or Warrants), when issued and sold or otherwise distributed in accordance with the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.

With respect to any Stock Purchase Contracts offered by the Company (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Stock

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June 13, 2014

Purchase Contracts are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and the Offered Securities and other securities for which the Offered Stock Purchase Contracts may be settled and related matters; (v) a Purchase Contract Agreement relating to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Purchase Contract Agent; (vii) other securities relating to such Offered Stock Purchase Contracts have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (viii) the applicable Offered Stock Purchase Contracts have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934 (the “Exchange Act”) in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants), when issued and sold in accordance with the applicable Purchase Contract Agreement, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies (d) requirements that a claim with respect to any Stock Purchase Contracts denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

3.

With respect to any Units offered by the Company (the “Offered Units”), when (i) the Registration Statement has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Offered Units are to be sold or otherwise distributed pursuant to a firm

ONE Gas, Inc.

June 13, 2014

commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and the Offered Securities and other securities for which the Offered Units may be settled and related matters; (v) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement of which the Offered Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or other governmental authority having jurisdiction over the Company and the applicable Unit Agent; (vi) any Debt Securities, Common Stock, Preferred Stock or Warrants relating to such Offered Units have been duly authorized for issuance and issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, provided that the consideration for such Common Stock or Preferred Stock is not less than $0.01 per share; and (vii) the Offered Units have been duly executed, delivered, countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Exchange Act in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units (including any Units duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable Unit Agreement, the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the applicable Indenture, any supplemental indenture or the Debt Securities to which the Offered Units relate which may be unenforceable, (e) requirements that a claim with respect to any Warrant or Debt Securities to which the Offered Units relate that is denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

ONE Gas, Inc.

June 13, 2014

* * *

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP